Exhibit 10(l)

                              PINE LANE PLAZA
                              LEASE AGREEMENT

                           This Lease Agreement is entered into this 29th day of February 2000, between MEYER SUSSMAN AND JUDITH SUSSMAN, hereinafter referred to as "Lessor," and AMERICAN MEDICAL ALERT CORPORATION, a New York Corporation, hereinafter referred to as "Lessee."

Witnesseth:

1. The Lessor hereby leases to Lessee and Lessee takes from Lessor the following described Premises situated in Douglas County, State of Colorado.

PREMISES:

Store Space No.300, 12543 North Highway 83, Parker, Colo. 80134 outlined on Exhibit A, attached hereto, containing approximately 1,275 square feet, in a retail center located upon a tract of land described as, Lot 4, GOBLERS NOB, DOUGLAS COUNTY, CO.



TERM:

2. The term of this Lease shall be for five and 1/2 (5-1/2) years, commencing on MARCH 15, 2000 and terminating on MARCH 31, 2005.


MINIMUM RENT:

3. Lessee agrees to pay at such place as may be designated by Lessor, minimum rent for the premises of $411.00 for the month of MARCH 2000, plus Tenant's pro-rata share of Real Estate Taxes, Property Insurance and C.A.M., and $797.00 per month from APRIL 1, 2000 THROUGH MARCH 31, 2001, plus Tenant's pro-rata share of Real Estate Taxes, Property Insurance and C.A.M., and $850.00 per month from APRIL 1,2001 THROUGH MARCH 31, 2002, plus Tenant's pro-rata share of Real Estate Taxes, Property Insurance and CAM., and $903.00 per month from APRIL 1, 2002 THROUGH MARCH 31, 2003, plus Tenant's pro-rata share of Real Estate Taxes, Property Insurance and C.A.M., and $956.00 per month from APRIL 1, 2003 THROUGH MARCH 31, 2004, plus Tenant's pro-rata share of Real Estate Taxes, Property Insurance and CAM., and $1,009.00 per month from APRIL 1,2004 THROUGH MARCH 31, 2005, plus Tenant's pro-rata share of Real Estate Taxes, Property Insurance and CAM. If any lease extension is entered into then the C.A.M., Taxes and Insurance shall be market. A total minimum rent for the term of the lease is Fifty four thousand five hundred one and 00/100 U.S. Dollars ($54,591.00). Each monthly installment is due on the first day of the month during the term hereof plus monthly charges for Taxes, Insurance and Common Area Charges.


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 SECURITY DEPOSIT:

It is agreed that Lessee, concurrently with the execution of this Lease, has deposited with the Lessor, and will keep on deposit at all times during the term of this Lease, the sum of Six hundred eight and 00/100 U.S. Dollars ($608.00), the receipt of which is hereby acknowledged, as security for the payment by Lessee of the rent herein agreed to be paid, and for the faithful performance of all the terms, conditions and covenants of this Lease. If, at any time during the term of this Lease, Lessee shall be in default in the performance of any provision of this Lease, Lessor shall have the right to use said deposit, or as much thereof as necessary, in payment of any rental in default as aforesaid and in reimbursement of any expense incurred by Lessor by reason of Lessee's default, or at the option of Lessor, the same may be retained by Lessor. In such event, Lessee shall, on written demand of Lessor, forthwith remit to Lessor a sufficient amount in cash to restore said deposit to its original amount. In the event said deposit has not been utilized as foresaid, said deposit, or as much hereof as has not been utilized for said purposes, shall be refunded to Lessee, without interest, upon full performance of this Lease by Lessee. Lessor shall have the right to co-mingle said deposit with other funds of Lessor. Lessor may deliver the funds deposited herein by Lessee to the purchaser of Lessor's interest in the Leased Premises in the event such interest be sold and, thereupon Lessor shall be discharged from further liability with respect to such deposit. Said deposit shall not be considered as liquidated damages and if claims of Lessor exceed said deposit, Lessee shall remain liable for the balance of such claims.


USE:

4. Lessee agrees that the premises will be used and occupied solely for Sales and storage of Medical Alert products and other similar items.


TAXES:

5. Lessee agrees to pay the charges for all personal property taxes, real estate taxes, assessments and municipal or governmental charges, general and special, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, imposed or assessed against the Demised Premises, the demised land, or upon any improvements thereof, at any time from the commencement date of this Lease to the expiration of the term hereof. To insure the payment of the real estate taxes Lessee agrees to pay to Lessor on the first day of each month, in addition to the Minimum Rent, an amount equal to one twelfth (1/12) of the real estate taxes assessed against the Demised Premises which shall be applied to said tax payments and paid by Lessor on the due date for payment of real estate taxes. For the purpose of this provision, the most recent tax statement, or the estimated taxes, whichever is higher. Escrow deposits to be paid by Lessee during the first year of the Lease shall be in the amount of One hundred sixteen and 88/100 U.S. Dollars, ($116.88) per month. Said figure represents $.1.10 per rentable square foot based on 31,046 square feet of finished rentable space. This equals the amount necessary to pay the real estate taxes on the property for the calendar year 1999. At such time as the 2000 real estate taxes have been ascertained, the monthly escrow shall, if required, be charged



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accordingly. At the end of each year an adjustment shall be made by and between
Lessor and Lessee whereunder Lessee shall be required to pay such added amount as shall be required to fully pay the real property taxes, if the monthly deposits made were not sufficient or Lessor shall remit to Lessee any excess of the amount actually required to pay the real estate taxes.


INSURANCE:

6. Lessor shall maintain in effect policies of insurance covering the Demised Premises to the extent of 80% or more of the replacement value of the Dented Premises (excluding excavations, footings and foundation) against fire and such other casualties normally included under extended coverage in a standard policy. Lessee shall pay in each calendar year during the term of this Lease its proportional share of the insurance carried by the Lessor with respect to the entire building area and all land within the PINE LANE PLAZA. Lessee's proportionate share for any calendar year shall be determined by multiplying the total cost of the Insurance Policy for the Center by 31,046 of square feet of finished rentable area. This quotient equals the cost of insurance payable on the finished rentable area. Multiply this quotient by the rentable square feet in the demised unit to determine the annual pro-rata share of the insurance. This product is divided by 12 months to determine the monthly charge. Lessee agrees to pay to the Lessor on the first day of each month, in addition to the Minimum Rent. For the purpose of this provision, the amount to be paid by Lessee shall be based on the most recent insurance statement. Escrow deposits to be paid by Lessee during the first year of the Lease shall be in the amount of Twelve and 75/100 U.S. Dollars, ($12.75) per month, said figure equals $.12 per rentable square foot and represents the amount necessary to pay the insurance on the property for the calendar year 1999. At such time as the 2000 insurance has been ascertained, the monthly escrow shall, if required, be charged accordingly. At the end of each year an adjustment shall be made by and between Lessor and Lessee whereunder Lessee shall be required to pay such added amount as shall be required to fully pay the insurance, if the monthly deposits made were not sufficient or Lessor shall remit to Lessee any excess amount if the monthly payments were in excess of the amount actually required to pay the insurance.


PERSONAL PROPERTY AND LIABILITY INSURANCE:

7. Lessee shall, at its expense, maintain continuously throughout the term of this Lease, comprehensive property damage and public liability insurance with respect to the Leased Premises, naming Lessor, Meyer and Judith Sussman d/b/a/ PINE LANE PLAZA as coinsurance, in amounts of not less than $1,000,000.00 per occurrence in respect of injury to persons, (including death), and in the amount of not less than $1,000,000.00 per occurrence in respect to property damage or destruction, including loss of use of the Premises. The insurance shall be with an insurance company licensed in the State of Colorado and a copy of the policy or a certificate of insurance shall be available to Lessee upon request. In addition to the foregoing, Lessee shall, at all times, maintain, at its sole expense plate glass coverage and extended coverage or like insurance in an amount sufficient to cover damage to Lessee's merchandise and/or personal property located in the demised premises. Lessee's failure to effect and/or maintain said insurance shall



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entitle Lessor to withhold security deposit for damages to windows. In any event, plate glass repairs are the sole responsibility of the Lessee. Each party to this Lease further agrees to cause any insurance policy covering destruction of or damage to such real or personal property from fire and/or hazards covered under an extended coverage endorsement to contain a waiver of subrogation against either party to this agreement in case of destruction of or damage to the aforementioned real or personal property of either such party. It is understood and agreed by the parties hereto that provisions of this paragraph shall in no way affect the obligations and undertakings of Lessor and Lessee under the provisions of this Lease.


LESSEES OBLIGATIONS:

8. Lessee agrees: To pay the rent and additional charges listed herein for said premises as hereinabove provided, promptly when due and payable; to pay all charges for water, sewer charges, and for heating, air conditioning and lighting said premises; to keep all the improvements upon said premises, including all sewer lines, plumbing, plumbing fixtures, appliances wiring, glass, screens, doors, and door hardware, window and floor covering in good repair at the expense of said Lessee; to surrender and deliver said premises in as good order and condition as when the same were entered upon; loss by fire, inevitable accident or ordinary wear and tear excepted.


LESSOR'S OBLIGATIONS:

Lessor agrees to maintain in good repair the outside walls and the structural soundness of the building. Lessor shall make at his sole expense, all necessary repairs to the roof, to the structural portion of the building, and to the exterior walls of the demised premises except windows, doors, and window and door hardware, except where such repairs are made necessary by an act or acts of Lessor, or by Lessor's negligence.


COMMON AREA EXPENSES:

9. Lessee shall pay in each calendar year during the term of this Lease its proportional share of the common area costs incurred by the Lessor with respect to the land area within the PINE LANE PLAZA. Lessee's proportionate share for any calendar year shall be determined by multiplying the total cost of the COMMON AREA CHARGES for the Center by 31,046 square feet of finished rentable area. This quotient equals the cost of COMMON AREA CHARGES payable on the finished rentable area. Multiply this quotient by the rentable square feet in the demised unit to determine this unit's annual pro rata share of the COMMON AREA CHARGES. This product is divided by 12 months to determine the monthly charge. To insure the payment of the common area costs Lessee agrees to pay to the Lessor on the first day of each month, in addition to the Minimum Rent, an amount equal to one twelfth (1/12th) of the common area costs paid by the Lessor. For the purpose of this provision, the amount to be paid by Lessee shall be based on the most recent common area costs. Escrow deposits to be paid by Lessee during the first year of the Lease shall be in the amount of Two hundred and 81/100 U.S. Dollars, ($200.81) per month, said figure equals $1.89 per rentable square foot and represents the amount necessary to equal the common area costs on the property for the calendar year



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1999. At such time as the 2000 common area costs have been ascertained, the monthly escrow shall, if required, be charged accordingly. At the end of each year an adjustment shall be made by and between Lessor and Lessee whereunder Lessee shall be required to pay such added amount as shall be required to fully pay the common area costs, if the monthly deposits made were not sufficient, or Lessor shall remit to Lessee any excess amount if the monthly payments were in excess of the amount actually required to pay the common area costs. Outside common area maintenance shall include, without limitation, repair of parking lot, parking lot striping and lettering, parking lot and sidewalk sweeping and cleaning; traffic direction and control; painting; maintaining and replacement of all landscaping; water and sewer charges for outside landscaping; common area lighting including electricity, light bulbs, repairs and maintenance of lighting fixtures, and fire detection equipment, maintenance and monitoring service; maintenance, replacement and rental of outside sign, removal of snow, ice, trash, rubbish, garbage and other refuse; depreciation of the capital cost of and rentals for the leasing of any machinery, equipment, and vehicles used in connection with the maintenance of the outside common areas; repair or replacement of water arid sewage lines; permits and licenses for above maintenance; and administrative charges equal to 15% of the total costs of maintaining the common area and common facilities.


9a. LATE CHARGE:

Any other sums of money or charges to be paid by Lessee other than Minimum Rent pursuant to any section of the Lease shall be designated and known as "Additional Rent". Past Due Minimum Rent and Additional Rent. If Lessee shall fail to pay, when the same is due and payable, any Minimum Rent or other charges designated as Additional Rent hereof, such unpaid amounts not paid for longer than TEN (10) days past due date shall bear a late charge of Fifty and 00/100 ($50.00) plus Three (3%) percent for each month or portion of a month that such Minimum Rent or other charges remain unpaid by Lessee. In addition, if any payments made by Lessee in the form of a check are dishonored by the bank upon which it is written for any reason, then a charge of Fifty and 00/100 ($50.00) for each dishonored check will be charged to Lessee. Further, in the event checks from Lessee shall be dishonored on two separate occasions, Lessor shall have the right to demand that all future payments required pursuant to this Lease be made in cash or by certified funds.


TRASH REMOVAL

10. Lessor agrees to provide for trash removal service and Lessee agrees to use only the trash area designated by Lessor for Trash removal and agrees to pay for the trash removal service as part of C.A.M. charges.


SIGNS

11. Lessee agrees that there is to be allowed no pole signs on the premises and that its facia sign as well as all window signs must be approved by the Lessor. No vehicles may be parked on the common area bearing signs advertising Lessees enterprise. LESSEE MAY INSTALL SIGN ROVE THE SUBJECT SPACE AT ITS EXPENSE AND



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AGREES TO PAY FOR NEW FACE, ELECTRICITY AND MAINTENANCE PARKING.


EMPLOYEE PARKING

12. Lessee agrees that employee parking may be limited to area designated by Lessor. Lessee may put a sign on the parking space directly in front of the space that reads `THIS SPACE RESERVED FOR LOADING AND UNLOADING ONLY" or some other wording with Lessor's prior approval

ASSIGNMENT AND SUBLEASE

13. Lessee agrees not to sublet or assigned this Lease without written consent of the Lessor.


COVENANT TO HOLD HARMLESS:

14. Lessee covenants with Lessor that Lessor shall not be liable, except as herein otherwise provided, for any damage or liability of any kind, or for any damage or injury to persons or property during the term of this Lease, from any cause whatsoever occasioned by reason of the use, occupancy and enjoyment of the dented premises by Lessee or any person thereon or holding under said Lessee. The Lessee will indemnify and save harmless Lessor from all liability whatsoever on account of any such damage or injury, and from all claims, liens and demands arising out of the use of the building and its facilities, except as herein otherwise provided, or any repairs or alterations which Lessee may make upon such demised premises. Lessee shall not be liable for damage or injury occasioned by reason of the negligence of Lessor, its agents, servants or employees.


BANKRUPTCY:

15. If the Lessee shall become insolvent, or make an assignment for the benefit of creditors, or file a Petition in Bankruptcy, or seek to benefit by any bankruptcy, composition or insolvency law or act, or if the Lessee shall be adjudged bankruptcy, or if a receiver or trustee of Lessee shall be appointed, or this Lease shall be operation of law, devolve upon or pass to any person other than Lessee, then, in such case, Lessor shall have the right and option to terminate this Lease at any time and, with or without demand or notification, or with or without legal process, to enter into the Demised Premises and take possession and/or remove Lessee and/or any person and/or any property from the Dented Premises.


UNTENABILITY

16. If said building is destroyed or damaged by fire or any other casualty, Lessor shall rebuild or replace, at his sole cost, said building except for Lessee's interior work in substantially as good condition as it was prior to such fire or other casualty, and a just and proportionate part of the rent shall be abated until the premises have been put in complete



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repair and the term herein extended for a period equal to the period the building was untenable. It is provided, however, that should such destruction occur during the last eighteen months of the term of this Lease or any extension thereof, then Lessor shall have the option either to rebuild or cancel this Lease.


RIGHT OF EMINENT DOMAIN:

17. If all of the Leased Premises shall be taken under the right of eminent domain by any public authority, this Lease shall terminate as of the date such public authority is entitled to possession of the subject Premises, and the rent shall be adjusted to the date of such termination. If only a portion of the Leased Premises shall be taken and such taking does not prevent the practical and economic use of the remaining premises for the purpose stated herein by Lessee, then this Lease shall not terminate, but shall continue in full force and effect as to that part of the demised premises remaining, but Lessee shall be entitled to an abatement or reduction in the minimum rental payable hereunder, prorated in accordance with the extent to which the use of the premises is reduced by the public taking. In the event of condemnation, whether such condemnation shall be of the entire or only a portion of the Leased Premises, the entire award shall be payable to Lessor, except that if a separate and distinct award shall be made to Lessee representing the taking of Lessee's property and Lessor agrees to give Lessee prompt notice of and allow Lessee to participate in all condemnation proceedings.


DEFAULT:

18. The Lessee further covenants with Lessor that if said rent, or any part thereof, is not paid when it becomes due, or if Lessee shall violate or neglect any covenant, agreement or stipulation herein contained on its part to be dept, performed or observed, and any such default shall continue for twenty days after written notice thereof is given to Lessee, then, in addition to the other remedies or courses of action now or hereafter provided by law, the Lessor may, at his option, cancel and terminate this Lease and shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises. Such property may be removed and stored in public warehouse or elsewhere at the cost of and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Any such cancellation shall not operate as a waiver or satisfaction in whole or in part of any claim or demand arising out of or connected with any breach or violation by Lessee of any covenant or agreement on its part to be performed. If Lessor so elects, he may relet the Premises on such terms as Lessor may deem advisable and receive the rent therefore, and Lessee agrees to pay to Lessor, on demand, any deficiency that may arise by reason of such reletting. The loss or damage which Lessor may suffer by reason of termination of this Lease or the deficiency arising by reason of reletting by Lessor, as above provided, shall include the expense of repossession and any repairs or remodeling undertaken by Lessor following repossession, and shall also include the minimum guaranteed rental herein provided for the period from the date of an event of default until the end of the term of this tease. In the event of any default by Lessee other than payment of money, Lessor has the option, but not the duty, to perform Lessee's obligations and to charge all costs of doing so to Lessee. In the event



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of any breath or default by either party, the non-defaulting party shall have the right to recover reasonable attorney's fees and court costs.


WARRANTY OF TITLE:

19. Lessor warrants that it has full right to execute and perform this Lease and to grant the estate leased and that Lessee shall peaceable and quietly have, hold and enjoy Leased Premises during the full term of this Lease.


CONDUCT OF BUSINESS

20. That the Lessee shall not conduct or permit to be conducted on said premises any business or permit any act which is contrary to or in violation of the laws of the United States of America or of the State of Colorado or of the ordinances of the County of Douglas and the City of Parker, if applicable, or of any other governmental agency, now in force or hereafter enacted, and further, that Lessee will at all times during the continuance of the term hereby granted and any extension thereof, at Lessee's own cost and expense, execute, comply with, obey and perform all statutes, ordinances, rules, orders, regulations and directions which may exist or be enacted, made or given by any of the federal, state or governmental agencies, or any department, bureau, commission or office thereof, in respect to and relating to Lessee's use or occupancy of the said premises, or any part thereof.

21. That if the Lessee shall fail to promptly execute and comply with any of the laws, rules, orders, ordinances, requirements or regulations of the country, state, federal or other governmental authority, departments, boards or bodies, or shall fail to promptly make the necessary repairs or replacements to keep the Premises in good repair, or fail to comply with all the covenants and agreements herein contained, then, and in any such event, the Lessor shall have the right to execute and comply with such laws, rules, ordinances, requirements and regulations, or to make such repairs or to remedy such other defaults on the part of the Lessee, and the costs and expenses incurred therefore shall become due upon demand.

ACCESS TO PREMISES:

22. Lessor shall have the right at any reasonable time to enter the Demised Premises for the purpose of installations and repair of electrical, telephone and water facilities whether for the Demised Premises or for other units in the Center.


WAIVER:

23. No waiver by the parties hereto of any default as breach of any term, condition or covenant of this Lease shall be deemed to be a waiver of any subsequent default or breach of the same of any other term, condition, or covenant contained herein.


ALTERATIONS:



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24. Lessee shall not make any structural alterations, additions or improvements to the Demised Premises nor create any openings in the roof without the prior written consent of the Lessor.


NO USE OF SIDEWALKS:

25. Lessee shall not use the sidewalks for display of merchandise nor shall Lessee maintain loudspeakers for the purpose of projecting music or advertising matters beyond the confines of the Demised Premises.


UTILITIES:

26. Lessee shall pay all charges for gas and electricity used on the demised premises as metered by the respective utility company. Gas, Water and Sewer charges to the Center, which are not individually metered, shall be prorated upon the basis of floor space occupied among the Lessee's of the Center and paid to Lessor upon billing notice.


LEASE BINDING

27. The terms and conditions of this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their successors in interest, legal representatives, heirs, personal representatives and assigns.


NOTICES

28. All notices permitted or required by this Lease shall be deemed effectively given or delivered when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, mid addressed to the parties at their respective addresses set out below:


LESSOR:                                  LESSEE:
Meyer Sussman                            American Medical Alert Corporation
6800 S. Dawson Circle #201               12543 N. Hwy. #83
Englewood, C0.  80112                    Unit #300
(303)-693-4474                           Parker, CO 80134

HOLD OVER:

29. Any rule or law to the contrary notwithstanding, in the event the Lessee remains in possession of the premises or any part thereof subsequent to the expiration of the term hereof and such holding over shall be with the consent of the Lessor, it shall be conclusively deemed that such possession and occupancy shall be a tenancy from month- to-month only, at a rental which was existing at the end of the term hereof and, further, such possession shall be subject to all of the other terms and conditions (except any option to renew or option to purchase) contained in this Lease.


ADDITIONAL PROVISIONS:



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30.a.) Lessee shall perform all necessary tenant improvements to the space to include but not limited to the following items as shown in Exhibit B. Lessee shall get Lessors approval prior to starting any of said tenant improvements. All work done in connection with any change or alteration shall be done in a good and workmanlike manner and in compliance with all building and zoning laws, and with other laws, ordinances, orders, rules, regulations, and requirements of all federal, state, and municipal governments and the appropriate departments, boards, and officers thereof

b.) Lessor shall install a glass window in the west wall of the unit next to the existing door or in the upper portion of the wall. Lessor and Lessee shall agree on location and whether Lessee's or Lessor's Contractor shall perform the installation of said window prior to installation.

EXECUTED this 9th day of March the year of 2000.


LESSOR                                      LESSEE: AMERICAN MEDICAL ALERT


/s/ Meyer Sussman                           /s/ Corey M. Aronin
-----------------------------               ------------------------------------
Meyer and/or Judith Sussman                 Corey M. Aronin
                                            Chief Financial Officer